UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐            Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting material Pursuant to §240.14a-12

Crown Castle Inc.

(Name of Registrant as Specified in Its Charter)

BOOTS PARALLEL 1, LP

BOOTS, LP

BOOTS GP, LLC

BOOTS CAPITAL MANAGEMENT, LLC

4M MANAGEMENT PARTNERS, LLC

4M INVESTMENTS, LLC

WRCB, L.P.

CHARLES CAMPBELL GREEN III

DAVID P. WHEELER

THEODORE B. MILLER, JR.

TRIPP H. RICE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

Boots Capital Management, LLC (“Boots Capital”), together with the other Participants named herein (“Boots”), have filed a definitive proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of their slate of director nominees at the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) of Crown Castle Inc., a Delaware corporation (“Crown Castle” or the “Corporation”).  From time to time, Crown Castle and the other participants named herein may refer shareholders of the Corporation to such materials reproduced herein, recent articles or other materials.

On May 16, 2024, Boots Capital issued a press release relating to the Corporation, a copy of which is posted to the Boots Capital campaign website at www.RebootCrownCastle.com and is set forth below.

TIME IS RUNNING OUT! VOTE TODAY FOR CRITICAL CHANGE AT CROWN CASTLE:

BOOTS CAPITAL’S NOMINEES HAVE WORLD-CLASS SKILLS TO CREATE MEANINGFUL VALUE FOR SHAREHOLDERS AFTER A LOST DECADE OF UNDERPERFORMANCE

Boots is Committed to Working Collaboratively with Board and New CEO

Crown Castle Board Has Presided Over the Misallocation of $22 Billion of Shareholder Capital; Total Shareholder Return Has Suffered Because of Poor Decisions and Poor Leadership

Leading Independent Proxy Advisor Glass Lewis Agrees Crown Castle is a “Chronic Underperformer” and Recommends Shareholders Replace Long-Tenured Incumbent Directors Cindy Christy and Ari Fitzgerald “who [Glass Lewis] believe[s] bear the responsibility for overseeing the Company's extended period of underperformance and concerning governance missteps”

Boots Urges Shareholders to Vote the GOLD Proxy Card "FOR" Boots Capital's Four Highly Qualified Director Nominees – Ted Miller, Charles Green, David Wheeler, and Tripp Rice – and "WITHHOLD" on ALL

Crown Castle Nominees

HOUSTON – May 16, 2024 – Boots Capital Management, LLC (“Boots Capital”), an investment vehicle led by Ted B. Miller, co-founder and former Chief Executive Officer of Crown Castle Inc., (NYSE: CCI) (“Crown Castle” or the “Company”), today issued the following statement:

Your Vote Matters No Matter How Many Shares You Own. Crown Castle’s Annual Meeting is taking place next Wednesday, May 22. Time is running out to vote “FOR” Boots Capital’s four director nominees on the GOLD proxy card to support change at Crown Castle.

The following facts are indisputable:

•	For over a decade, Crown Castle’s Board of Directors (the “Board”) has consistently made poor, value-destructive decisions that have caused Crown Castle’s total shareholder Return (TSR) to substantially lag behind its primary tower-company competitors, the benchmark REIT Index, and the S&P 500 Index.
•	The Board has spent more than $22 billion on fiber assets currently worth approximately $12.5 billion[1] that have never earned back their cost of capital. Worse, the Board plans to spend another $1.4 billion on fiber in 2024.
•	Despite two attempts over four years to refresh the Board, Crown Castle -- a tower company -- does not have a single independent director with tower-company operating experience. Since the first attempted refresh, CCI’s TSR performance relative to its direct peers, American Tower (AMT) and SBA Communications (SBAC), is -542% and -153%, respectively.
•	In an effort to engage constructively, Boots Capital has twice attempted to settle with the Company and has been dismissed out of hand.

1 Based on Boots Capital’s diligence and analysis.

LEADING INDEPENDENT PROXY ADVISORY FIRM, GLASS LEWIS, SAID IT BEST* WHEN IT RECOMMENDED FOR BOOTS NOMINEES TED MILLER AND CHUCK GREEN

Re: Tower Industry Expertise That Gets Results:

•	“In their place, we believe shareholders should support the election of Dissident Nominees Miller and Green, both of whom are former executives of the Company and appear to us to have extensive operational and execution experience in the tower industry.”
•	“In our view, Messrs. Miller and Green have been deeply enmeshed in the tower industry throughout their careers, and we believe this experience could be particularly beneficial to the Company at a time when the prevailing market view is that the Company should look to move away from its fiber business and focus more on its tower business.”

Re: Directly Improving Boardroom Dynamics:

•	“We also believe that having two of the Dissident Nominees replace two of the Management Nominees strikes an appropriate balance of adding prominent voices to the board with compelling expertise in the tower industry, while at the same time avoiding excessive disruption to the board as it proceeds with its strategic review and brings a new CEO into the mix.”
•	“We believe Mr. Miller’s history and experience on the Airgas board serves as a compelling counterargument to the board’s contention that Mr. Miller is self-interested.”
•	“Shareholders should also consider that Elliott holds significant equity positions in other fiber companies…we believe the foregoing equity positions of Elliott could raise speculation and questions regarding Elliott’s underlying motivations for obtaining board representation at the Company.”
•	The actions could also raise questions about “whether Elliott might eventually push for a combination of the Company’s fiber business… (and the resulting implications such a scenario would have on [Elliott director Jason] Genrich’s independence on the Company board).”

BOOTS CAPITAL’S NOMINEES PROVIDE EXPERTISE, EXPERIENCE AND A COLLABORATIVE APPROACH TO ASSIST CROWN CASTLE’S BOARD AND NEW CEO IN RESTORING THE COMPANY TO PROMINENCE

Crown Castle is in dire need of a lifeline. Crown Castle shareholders should not expect meaningful change from a ‘refreshed’ Board that has failed to deliver on its promises for years.

VOTE ON THE GOLD PROXY CARD TODAY "FOR" BOOTS CAPITAL’S NOMINEES TED B. MILLER, CHARLES C. GREEN, DAVID P. WHEELER, AND TRIPP H. RICE AND "WITHHOLD" ON ALL CROWN CASTLE NOMINEES

Shareholders must act decisively if they wish to safeguard their investment. EVERY VOTE MATTERS NO MATTER HOW MANY SHARES YOU OWN. We urge shareholders to protect the value of their investment by voting for our nominees using the GOLD proxy card no later than May 21, 2024, at 11:59pm ET.

If you have any questions about how to vote your shares, please contact our proxy solicitor, Morrow Sodali, by telephone 1-800-662-5200 or 203-658-9400 or email at Boots@info.morrowsodali.com.

For more information, including voting instructions, visit our website www.RebootCrownCastle.com.

*Boots Capital has neither sought nor obtained consent from Glass Lewis to use previously published information or quotations in this press release.

INVESTOR AND MEDIA CONTACTS

Investors:

Morrow Sodali LLC

Paul Schulman/William Dooley/Jonathan Eyl

By Phone: 1-800-662-5200 or 203-658-9400

By Email: Boots@info.morrowsodali.com

Media:

Jonathan Gasthalter/Nathaniel Garnick/Grace Cartwright

Gasthalter & Co.

By Phone: 212-257-4170

By Email: bootscapital@gasthalter.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe the Participants’ (as defined below) objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if the underlying assumptions of Boots Capital (as defined below) or any of the other Participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Boots Capital or the other Participants that the future plans, estimates or expectations contemplated will ever be achieved. You should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Except to the extent required by applicable law, neither Boots Capital nor any Participant will undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Certain statements and information included herein have been sourced from third parties. Boots Capital and the other Participants do not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The participants in the proxy solicitation are Boots Parallel 1, LP, Boots, LP, Boots Capital Management, LLC (“Boots Capital”), Boots GP, LLC, 4M Management Partners, LLC, 4M Investments, LLC, WRCB, L.P., Theodore B. Miller, Jr. and Tripp H. Rice (collectively, the “Boots Parties”); and Charles Campbell Green III and David P. Wheeler (together with Mr. Miller and Mr. Rice, the “Boots Nominees,” and together with the Boots Parties, the “Participants”).

Boots Capital and the other Participants have filed a definitive proxy statement and accompanying GOLD proxy card (the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on April 22, 2024 to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual meeting of stockholders of Crown Castle Inc., a Delaware corporation (“Crown Castle” or the “Corporation”).

IMPORTANT INFORMATION AND WHERE TO FIND IT

BOOTS CAPITAL STRONGLY ADVISES ALL STOCKHOLDERS OF CROWN CASTLE TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DEFINITIVE PROXY STATEMENT, AND OTHER PROXY MATERIALS FILED BY BOOTS CAPITAL AS THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV AND AT BOOTS CAPITAL’S WEBSITE AT WWW.REBOOTCROWNCASTLE.COM. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE CORPORATION’S STOCKHOLDERS. STOCKHOLDERS MAY ALSO DIRECT A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, MORROW SODALI LLC, 430 PARK AVE., 14TH FLOOR, NEW YORK, NEW YORK 10022 (STOCKHOLDERS CAN CALL TOLL-FREE: (800) 662-5200).

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.